INDEPENDENT AUDITORS CONSENT



We consent to the incorporation by reference in this Registration Statement of U.S. Pawn, Inc. and Subsidiaries on Form S-8 of our report dated March 8, 2000 appearing in the annual report on Form 10-KSB of U.S. Pawn, Inc. and Subsidiaries. We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ Ehrhardt Keefe Steiner & Hottman PC
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Ehrhardt Keefe Steiner & Hottman PC


August 28, 2000
Denver, Colorado